Exhibit 99.28(a)

OLD WESTBURY FUNDS, INC.

ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

          1. Old Westbury Funds, Inc., a Maryland corporation (the “Corporation”), desires to restate its charter as currently in effect.

          2. The following provisions are all the provisions of the charter currently in effect:

FIRST: (1) The name of the incorporator is Cristina Paradiso.

(2) The incorporator’s post office address is 280 Park Avenue, New York, New York 10017.

(3) The incorporator is over eighteen years of age.

(4) The incorporator is forming the corporation named in these Articles of Incorporation under the General Corporation Law of the State of Maryland.

SECOND: The name of the corporation (hereinafter called the “Corporation”) is Old Westbury Funds, Inc.

THIRD: The purposes for which the Corporation is formed are:

(1) to conduct, operate and carry on the business of an investment company;

                    (2) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State, territory or possession thereof or any foreign country or any subdivision thereof or otherwise, to pay for the same in cash or by the issue of stock, including treasury stock, bonds and notes of the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including and without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

(3) to conduct research and investigations in respect of securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any and all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

                    (4) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

                    (5) to issue, sell, distribute, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

                    (6) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments;

                    (7) to carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do;

(8) to have and exercise all of the powers and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and

                    (9) to do any and all such further acts and things and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

          The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said law.

          FOURTH:  The post office address of the principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

          FIFTH:       The resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

SIXTH:       (1) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is twenty billion (20,000,000,000) shares of capital stock (par value of One Tenth of One Cent ($.001 per share)), amounting in aggregate par value to $20,000,000. All of such shares are classified as “Common Stock”.

                    (2) The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

                    (3) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end management company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

                    (4) Until such time as the Board of Directors shall provide otherwise in accordance with Section (2) of this Article SIXTH, the authorized shares of the Corporation are designated and classified as follows:

Old Westbury Large Cap Core Fund	2,500,000,000
Old Westbury Large Cap Strategies Fund	3,000,000,000
Old Westbury Fixed Income Fund	2,000,000,000
Old Westbury Municipal Bond Fund	2,000,000,000
Old Westbury Global Small & Mid Cap Fund	3,500,000,000
Old Westbury Real Return Fund	3,500,000,000
Old Westbury Global Opportunities Fund	3,500,000,000

(5) Any series of Common Stock shall be referred to herein individually as a “Series” and collectively, together with any further series from time to time established, as the “Series”.

                    (6) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated) and Old Westbury Large Cap Core Fund, Old Westbury Fixed Income Fund and Old Westbury Municipal Bond Fund are also subject to the terms set forth on Exhibit A attached hereto:

          (a) Asset Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to collectively as “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, “General Items”), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

          (b) Liabilities of Series. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as “liabilities of” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

          (c) Dividends and Distributions. Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

          Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

          (d) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class (“Single Class Voting”); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the holders of shares of the one or more affected Series shall be entitled to vote.

          (e) Redemption by Stockholders. Each holder of shares of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share or that Series next determined after the Shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established from time to time by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act of 1940, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

          Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within such period from surrender as may be required under the Investment Company Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

          (f) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any Series held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the Minimum Amount, as defined below, in that Series specified by the Board of Directors from time to time in its sole discretion, provided that at least 30 days prior written notice of the proposed redemption has been given to the holder of any such account by first class mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.

                    (i) The term “Minimum Amount” when used herein shall mean One Thousand Dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class and series of the Corporation’s stock and for holders of shares of each such class and series of stock based on such criteria as the Board of Directors may deem appropriate.

                    (ii) The Corporation shall be entitled but not required to redeem shares of stock from any stockholder or stockholders, as provided in this subsection (6), to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a “personal holding company”, within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

          (g) Liquidation. In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act of 1940, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of Series for the shares of another Series.

          (h) Net Asset Value Per Share. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which item shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

          The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act of 1940 for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (i) Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

          (j) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act of 1940, the Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                    (7) The Board of Directors may, from time to time and without stockholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of common stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles to be filed for record with the appropriate authorities of the State of Maryland. Each class so created shall consist, until further changed, of the lesser of (x) the number of shares classified in Section (5) of this Article SIXTH or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all classes of such Series then issued and outstanding. Any class of a Series of Common Stock shall be referred to herein individually as a “Class” and collectively, together with any further class or classes of such Series from time to time established, as the “Classes”.

                    (8) All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

          (a) Any class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940.

          (b) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.

          (c) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (b) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act of 1940 or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

                    (9) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words “share” or “shares” are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

                    (10) The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

                    (11) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

(12) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

          SEVENTH: The number of directors of the Corporation, until such number shall be increased pursuant to the By-Laws of the Corporation, shall be six. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty. The names of the persons who shall act as directors of the Corporation until the next annual meeting or until their successors are duly chosen and qualify are Patricia Francy, Robert M. Kaufman, Eugene P. Beard, John R. Whitmore, Jeffrey J. Glowacki and J. David Officer.

          EIGHTH:  The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                    (1) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

(a) to make, alter and repeal the By-Laws of the Corporation;

          (b) to issue and sell, from time to time, shares of any class or series of the Corporation’s stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the greater of the net asset value per share of that class of stock at such time computed in accordance with Article SIXTH hereof or the par value thereof;

          (c) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

          (d) from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

                    (2) Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation’s stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

                    (3) Except as may otherwise be expressly provided by applicable statutes or regulatory requirements, the presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote shall constitute a quorum at any meeting of the stockholders.

                    (4) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the discretion of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purposes for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall by then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation’s stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation’s stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                    (5) Except to the extent prohibited by the Investment Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director, is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

                    (6) Specifically and without limitation of the foregoing subsection (e) but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Reich & Tang L.P., and any parent, subsidiary, partner, or affiliate of such firm or any affiliates of any such affiliate, or the stockholders, directors, officers, partners and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers, partners or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of such firm, and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

NINTH:     (1) The Corporation shall indemnify (i) its currently acting and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                    (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act of 1940, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          TENTH:     The Corporation reserves the right to amend, alter, change or repeal, any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland and all rights conferred upon stockholders herein are granted subject to this reservation.

          3. The foregoing restatement of the charter has been approved by a majority of the entire Board of Directors.

          4. The charter is not amended by these Articles of Restatement.

          5. The current address of the principal office of the Corporation is set forth in Article FOURTH of the foregoing restatement of the charter.

          6. The name and address of the Corporation’s current resident agent is set forth in Article FIFTH of the foregoing restatement of the charter.

          7. The number of directors of the Corporation and the names of those currently in office are as set forth in Article SEVENTH of the foregoing restatement of the charter.

          8. The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signatures appear on following page-

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 24th day of July, 2012.

ATTEST:		OLD WESTBURY FUNDS, INC.

By: /s/ Diane Drake		By: /s/ David W. Rossmiller
Name:	Diane Drake	Name:	David W. Rossmiller
Title:	Secretary	Title:	President

EXHIBIT A

Old Westbury Large Cap Core Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
(collectively, the “Funds”)

          A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as set forth in the charter of the Corporation; except as follows:

          A. The Funds shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Corporation’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Funds (“Shares”). Each Share, except as provided herein, shall have the same characteristics as shares of Old Westbury Large Cap Strategies Fund. The proceeds of sales of Shares, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the respective Funds, unless otherwise required by law.

          B. Shareholders of the respective Funds shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Funds as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Charter.

          C. At any meeting of shareholders of the respective Funds, a shareholder may vote any Shares as to which such shareholder is the holder or agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy as to which such shareholder is the holder or agent of record. Any Shares so voted by a shareholder will be deemed represented at the meeting for all purposes, including quorum purposes.

          D. All Shares shall be subject to redemption and redeemable at the time option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of any outstanding Shares, without the vote or consent of shareholders (including through the establishment of uniform standards with respect to the minimum net asset value of a shareholder account), upon the sending of written notice thereof to each shareholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per Share determined in accordance with the provisions of the applicable then-current prospectus of the respective Fund and to take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the Shares in such accounts.

          E. The Funds’ Shareholder Serving Agent may establish for its customers an involuntary redemption requirement. If the value of a shareholder’s holdings falls below that amount because of a redemption of Shares, the shareholder’s remaining Shares may be redeemed. If such remaining Shares are to be redeemed, the shareholder will be notified that the value of his holdings has fallen below that amount and be allowed 60 days to make an additional investment to enable the shareholder to meet the minimum requirement before the redemption is processed.